UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  May 30, 2012

BIG THREE RESTAURANTS, INC.
 (Exact name of registrant as specified in its charter)

Florida	333-169145	27-0645694
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9085 Charles E. Limpus Road, Orlando, Florida 32836
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 516-375-6649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

At the date we are filing this report on Form 8-K, we have 1,393,568,183 shares of common stock issued and outstanding.  Beginning after the date of our last report on Form 10-Q for the quarter ended February 29, 2012, we have issued an aggregate of 1,372,164,183 shares of our common through the date this report on Form 8-K is filed.  Due to insufficient cash to pay our EDGAR agent’s fees, we have not filed reports on Form 8-K or quarterly reports on Form 10-Q reporting these unregistered issuances of our common stock, as we are required by the instructions to Form 8-K to do when such issuances individually or in the aggregate since the last report filed represent five percent or more of our issued and outstanding common stock as calculated immediately prior to such issuances.  Realizing that publishing information on OTCMarkets.com is not an alternative to timely filing reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, our management has, nevertheless, updated the outstanding share information on OTCMarkets.com fourteen times during this period, in order to keep the investing public informed without cost to us.  The following table sets forth the categories of purpose for which we have issued the shares and the number of shares in each category.

Shares	Purpose	Amount
666,586,391	Note Conversions	$ 153,981 (1)
249,829,060	Note Conversions	$ 65,450 (2)
57,100,000	Note Conversions	$ 5,210 (3)
320,000,000	Executive Compensation	$ 21,800 (4)
78,200,000	Equity Line Commitment fee	No dollar consideration (5)
500,000	Note Extension	No dollar consideration (6)
1,338,600	Professional Fees	$ 12,500
_____________________

(1)
The note for $271,575.71 was issued in partial consideration for the acquisition of Bobby V’s Original Westshore Pizza, LLC and its sister corporation.  Even though these transactions were terminated last year, we have honored conversions of the note by three purchasers of the note from the original holder.  We did not receive any cash consideration for the note.  The unconverted balance of the note at the date this report is filed is $117,594.71.

(2)
Two notes were issued for $80,000 cash.  Penalties and interest increased the total obligation to $116,000.  The unconverted balance of the notes at the date this report is filed is $54,550 (not including interest). The note holder is expected to continue conversions of the balance in May 2013.

(3)	The note was issued for $5,000 cash. Interest increased the total obligation to $5,750. The unconverted balance of the note at the date this report is filed is $540.
(4)	The shares were issued to management in satisfaction of account payable for accrued compensation.
(5)	The shares were issued as a commitment fee for an equity line which we believe is still available to us.
(6)	The shares were issued in payment of accounting and legal fees.

The unconverted balance of all notes at the date this report on Form 8-K is filed is $172,684.71.  The conversion factor on all notes is one-half of the twenty-day weighted average of closing price of our common stock as reported on Bloomberg.com/markets.  If the outstanding balance of all notes were to be converted today, we would be obligated to issue 664,171,961 shares.  We believe the outstanding balance of all notes will be converted within the next six months.

We have a direct personal relationship with each of the original note holders and the other persons to whom we issued the shares.  We did not pay any commissions or fees in connection with the issue of any shares.  We have relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  The shares issued in note conversions qualified for tacking of the holding period under Rule 144 and were issued without restrictive legend in reliance on legal opinions received from the note holders’ counsel.  The certificates for shares issued for other purposes had a restrictive legend placed thereon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG THREE RESTAURANTS, INC.

/s/ John V. Whitman, Jr.
John V. Whitman, Jr.
Chief Executive Officer

March 22, 2013